Exhibit 99.1

FOR IMMEDIATE RELEASE

ABIOMED APPOINTS DANIEL SUTHERBY AS CHIEF FINANCIAL OFFICER

Danvers, Mass., December 19, 2005—ABIOMED, Inc. (NASDAQ: ABMD), a leading developer, manufacturer and marketer of medical products designed to assist or replace the pumping function of the failing heart, announced today the appointment of Daniel J. Sutherby, CPA, MSF, as Chief Financial Officer effective January 3, 2006. Mr. Sutherby will be responsible for all financial functions of ABIOMED and will ensure that the Company’s systems and processes with respect to treasury, control, financial regulatory compliance, financial planning, capital allocation and other finance operations are best prepared and aligned to maximize ABIOMED’s growth. In addition, Mr. Sutherby will play a key role with strategic planning, business development and investor relations. Charles B. Haaser, who has served as ABIOMED’s interim Acting Chief Financial Officer, will continue as the Company’s Corporate Controller and Principal Accounting Officer.

“We are excited to begin working with Dan Sutherby and look forward to his contributions as Chief Financial Officer,” said Michael R. Minogue, Chairman, CEO and President of ABIOMED. “His financial expertise combined with investor relations experience makes him the ideal person to execute on the many functions of this position.”

Mr. Sutherby brings more than 19 years of management experience, including seven years in leadership positions at PerkinElmer, Inc., a publicly held global technology leader in the Health Sciences and Photonics markets with 10,000 employees and revenues of $1.7 billion. While at PerkinElmer, Mr. Sutherby served as Corporate Director of Global Accounting & Finance during which time the company completed numerous acquisitions and divestitures and effectively reconfigured over $1 billion of portfolio revenue. Mr. Sutherby also served as Director of Global Finance for the company’s $1 billion Life and Analytical Sciences Unit and most recently, was Corporate Vice President, Investor Relations, Corporate Communications and Risk Management. He has extensive experience in accounting and auditing practices, financial planning and analysis, SEC compliance and reporting, investor relations and communications, strategic business planning, mergers and acquisitions, and managing company growth.

Prior to joining PerkinElmer, Mr. Sutherby held the position of Assistant Treasurer at Applied Extrusion Technologies, a publicly traded manufacturer of flexible packaging and specialty films, building on experience he gained during previous employment through financial management positions at The Boston Company and American Stores Company. Mr. Sutherby is a Certified Public Accountant. He earned a Bachelor’s degree in Accountancy and a Master’s in Finance from Bentley College in Waltham, MA.

“I am thrilled to be a part of ABIOMED and recognize the Company as being poised for growth—from the acquisition of Impella CardioSystems, to ABIOMED’s product pipeline and its focus and expansion in sales and distribution—it is an exciting time for the Company. I am proud to be a part of the team,” said Daniel Sutherby.

ABOUT ABIOMED

Based in Danvers, Massachusetts, ABIOMED, Inc. (pronounced “AB’-EE-O-MED”) is a leading developer, manufacturer and marketer of medical products designed to assist or replace the pumping function of the failing heart. ABIOMED currently manufactures and sells the AB5000™ Circulatory Support System and the BVS® 5000 Biventricular Support System for the temporary support of all patients with failing but potentially recoverable hearts. In Europe, ABIOMED offers the Impella® Recover™ minimally invasive cardiovascular support systems under CE Mark approval. The Company’s AbioCor® Implantable Replacement Heart was the subject of an initial clinical trial under an Investigational Device Exemption from the United States Food and Drug Administration. The AbioCor has not been approved for commercial distribution, and is not available for use or sale outside of the initial clinical trial. For additional information please visit: www.abiomed.com.

Contacts:
Liza Heapes	Investor Relations Contact:
ABIOMED, INC.	Melody Carey
Media Relations	Rx Communications Group, LLC
978-646-1668	917-322-2571
mediarelations@abiomed.com	mcarey@rxir.com

FORWARD-LOOKING STATEMENTS

This Release contains forward-looking statements, including statements regarding development of ABIOMED’s existing and new products, the Company’s progress toward commercial growth, and future opportunities. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing and related regulatory approvals, anticipated future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, future capital needs and uncertainty of additional financing and other risks and challenges detailed in the Company’s filings with the Securities and Exchange Commission, including the Annual Report filed on Form 10-K.  Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Release.  The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this Release or to reflect the occurrence of unanticipated events.

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